EMPLOYMENT AGREEMENT
                               Dated August , 1997

         The parties to this agreement are Asia Electronics Holding Co. Inc., a British Virgin Islands company (the "Company"), and Du Qingsong (the "Executive"). The Company and the Executive agree as follows:
      1. Employment and Duties
         (a) The Company shall employ the Executive, and the Executive shall serve the Company, as the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Executive shall use his best efforts to promote the interests of the Company, and shall perform his duties faithfully and diligently, consistent with sound business practices.
         (b) The parties acknowledge that the Executive has business responsibilities in addition to his responsibilities to the Company and serves as chairman of Pianzhuan Group. Accordingly, it is understood and agreed that Mr. Du may continue to discharge such other responsibilities, as long as he devotes at least 75% of his full business time to the performance of his duties for the Company, provided, however, if there exists any dispute between Pianzhuan Group and its affiliates and the Company, the Executive shall promote the interests of the Company to the best of his ability.
      2. Term of Employment. The Executive shall be employed by the Company under this agreement for a period commencing as of the date of this agreement and expiring at the close of business on August 31, 2002.

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      3. Compensation. As compensation for all services to be rendered by the
Executive during his employment under this agreement, the Executive shall be entitled to receive a salary at the rate of Renminbi ________ a year, payable at least monthly, provided, however, such amount shall not be increased by more than ___% during the term of this Agreement.
      4. Termination. (a) The Company may terminate the Executive's employment and all the Company's obligations hereunder for "Cause." "Cause" shall mean (i) the Executive's conviction (treating a nolo contendere plea as a conviction) of a felony (whether or not any right of appeal has been or may be exercised); or
(ii) failure to perform his obligations under this agreement, which is not remedied promptly after receipt by the Executive of written notice from the Company specifying the details thereof.
         (b) In the event of termination by the Company for Cause, without prejudice to any other rights or remedies that the Company may have at law or in equity, the Company shall have no further obligations to the Executive other than to pay (i) base salary accrued through the effective date of termination; and (ii) all other benefits and amounts that may be then due the Executive under the general provisions then in effect of any employee benefit program or payroll practice (e.g., vacation) of the Company in which he is then a participant.
         (c) This agreement shall terminate upon the Executive's death and the Company shall not have any further obligations hereunder.
         (d) The Company may terminate the Executive's employment if the Executive becomes physically or mentally disabled, if, in the good faith determination of the Company's board of directors, such disability shall prevent the Executive from substantially performing his duties and obligations under this agreement during any period

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of nine calendar months and the Company shall have given notice to the Executive not earlier than 30 days and not later than 90 days after the expiration of the nine months (in which case the employment under this agreement shall terminate when such notice is given).
      5. Expenses; Fringe Benefits. During the employment of the Executive under this agreement:
         (a) The Company shall reimburse the Executive, on presentation of vouchers or other evidence of such expenses in accordance with the policies of the Company, for all reasonable business expenses incurred by him in the performance of his duties for the Company.
         (b) The Company shall have the right to obtain key-man term life insurance on the life of the Executive, at its sole cost and expense, and the Company shall be the sole beneficiary under such policy.
         (c) The Executive shall be entitled to five weeks paid vacation each year.
      6. Non-Competition; Confidentiality
         (a) The Executive may not at any time during his employment under this agreement, and within one year after the termination of his employment for any reason, engage or become interested in (as owner, lender, shareholder, partner, director, officer, employee, consultant or otherwise) any business that is in competition with the business conducted by the Company anywhere the Company sells its products during the term hereof. Notwithstanding the foregoing, Mr. Du may be a passive investor in any business in which he owns less than 5% of the equity.
         (b) During the term of the Executive's employment under this agreement, and within one year after the termination of his employment for any reason, the Executive shall not


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on his own behalf, or on behalf of any other person or enterprise, hire, solicit or encourage to leave the employment of the Company any individual who was an employee of the Company or its subsidiaries during the Executive's employment by the Company.
         (c) The Executive shall not, at any time during or after his employment under this agreement, disclose to any third party, except in the performance of his duties under this agreement, any confidential information regarding the Company's customers, suppliers, trade secrets or business. The Executive shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his employment.
      7. Equitable
         The Executive acknowledges that the remedy at law for breach of the provisions of this agreement would be inadequate and that, in addition to any other remedy the Company may have for breach of this agreement, the Company shall be entitled to an injunction restraining any such breach or threatened breach.
      8. Miscellaneous
         (a) The failure of a party to this agreement to insist on any occasion upon strict adherence to any term of this agreement shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this agreement. Any waiver must be in writing.
         (b) All notices and other communications under this agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its or his address or


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facsimile number given below (or at such other address or facsimile number for that party as shall be specified by notice given under this section 7(b)):

                  If to the Executive, to him at:

                  c/o Asia Electronics Holding Co. Inc.
                  70 West Weiyang Road
                  Xianyang, Shannxi Province
                  People's Republic of China
                  Facsimile:  (+86)  9103320808

                  If to the Company, to it at:

                  70 West Weiyang Road
                  Xianyang, Shannxi Province
                  People's Republic of China
                  Facsimile:  (+86)  9103320808

All such notices and communications shall be deemed received upon (i) actual receipt by the addressee, (ii) actual delivery to the appropriate address or
(iii) in the case of a facsimile transmission, upon transmission by the sender and issuance by the transmitting machine of a confirmation slip confirming the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.
         (c) This agreement shall be assigned to and shall inure to the benefit of any successor to substantially all the assets and business of the Company as a going concern, whether by merger, consolidation, liquidation or sale of substantially all the assets of the Company or otherwise, and the Company shall cause any such successor to assume the Company's


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obligations under this agreement (but no such assignment shall relieve the
Company of its obligations under this agreement).
         (d) This agreement contains a complete statement of all the arrangements between the parties with respect to its subject matter, supersedes all existing agreements between them with respect to that subject matter, may not be changed or terminated orally and any amendment or modification must be in writing and signed by the party to be charged.
         (e) This agreement may be executed in counterparts, each of which shall be considered an original, and both of which together shall constitute the same instrument.
         (f) This agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed wholly in the state of New York.

                                           ASIA ELECTRONICS HOLDING CO. INC.

                                         By:__________________________________

                                         -------------------------------------
                                                       Du Qingsong


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